Exhibit 99.1

     News Release

Investor Contact:	Michael E. Conley	(972) 443-6557
Media Contact:	Sean S. Clancy	(202) 434-8773

FOR IMMEDIATE RELEASE

Flowserve Announces Filing Delays

DALLAS — Oct. 26, 2004 — Flowserve Corp. (NYSE: FLS) today said that, as part of its internal control improvement activities and related account reconciliation work, it will delay its second and third quarter 2004 Form 10-Q filings with the Securities and Exchange Commission.

The company believes that it will amend its previously announced financial results for the second quarter of 2004 in its second quarter Form 10-Q filing. These changes include certain post-closing adjustments and/or recently identified out-of-period expenses. The post-closing adjustments include the recognition of certain additional expenses following the quarter’s end. The out-of-period expenses relate primarily to reconciliation of intercompany and deferred tax accounts. Neither are expected to impact the net cash balance during the affected periods.

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

Exhibit 99.1

Depending on the amount of these out-of-period expenses, the company will assess whether a restatement is needed for certain past periods. Based on current information, the company estimates the cumulative impact on net income over the applicable periods to be less than $10 million, subject to revision following further analysis.

Internal Controls, Sarbanes-Oxley Act Compliance and Associated Costs

Selling, general and administrative expenses for the third and fourth quarter of 2004 are expected to reflect approximately $15 million of aggregate incremental costs associated with retaining a Big Four firm for assistance with Sarbanes-Oxley documentation and testing of internal controls. In the third quarter of 2004, the company intensified its activities and increased resources toward this initiative.

Because of the company’s decentralized global operations, 2004 financial management changes, previous restatement of earnings and delays in completing newly required Sarbanes-Oxley control documentation, the company expects a delay in the completion of the integrated audit by its outside auditors of the company’s 2004 financial statements and internal controls. The company thus expects to file its 2004 Form 10-K in the latter part of the second quarter of 2005.

The company further believes that, as a result of its Sarbanes-Oxley Section 404 work and its consultation with its auditors, it will have certain material weaknesses in its internal controls at the 2004 year end. These weaknesses are anticipated to include, among other matters, issues in the reconciliation of the intercompany, deferred tax, and

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

Exhibit 99.1

currency translation accounts, in addition to certain internal control issues described in its prior SEC filings.

However, the company plans to take whatever action is necessary to cause its financial statements in its 2004 Form 10-K filing with the SEC to be fairly stated in accordance with generally accepted accounting principles. The company also expects to finalize its plan, by the time of filing of this Form 10-K, to remediate any identified material control weaknesses.

Third Quarter Bookings Strong, Debt Repayment of $35 million.

Third quarter 2004 bookings increased approximately 14 percent (inclusive of currency effects of 3 percent) to approximately $665 million, compared with the prior year period, reflecting improving business conditions. Backlog at the end of the third quarter was approximately $897 million, approximately 7 percent higher than the prior year level (inclusive of currency effects of 3 percent). In the third quarter of 2004, the company continued to generate solid cash flow from operations and made optional debt repayments totaling $35 million. As a result, for the end of the third quarter, the company expects its steadily improving net debt-to-capital ratio to fall below 50 percent.

Because of the time needed to clarify the accounting issues described above, the company is temporarily deferring its announcement of its third quarter 2004 financial results.

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

Exhibit 99.1

“Business conditions for the company continue to look good, as witnessed by the continued strong bookings and backlog,” said Flowserve Chairman, President and Chief Executive Officer C. Scott Greer. “We are upbeat for 2005, especially given the strength of current bookings, coupled with the fact that a high percentage of the Sarbanes-Oxley consulting expenses should not recur. Upon completion of our analysis of the aforementioned matters, we will advise if any change in our full year earnings forecast is required. Flowserve is addressing the Sarbanes-Oxley compliance work not only as a requirement, but also as an opportunity to create business value by enhancing the internal controls of the company. These efforts, coupled with the improved business outlook and rebuilding of our finance team under incoming chief financial officer, are foundational elements as we move forward as a company.”

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve’s future financial and market conditions, operations and results. In some cases forward- looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “forecast,” “plans,” “projects,” “seeks,” “anticipate,” “believe,” “estimate,” “predicts,” “potential,” “continue,” “intends,” or other comparable terminology. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: changes in the financial markets and the availability of capital; changes in the already competitive environment for the company’s products or competitors’ responses to Flowserve’s strategies; the company’s ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq and its potential impact on Middle Eastern markets and global petroleum producers; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in areas inside and outside the U.S.; unanticipated difficulties or costs associated with the implementation of systems, including software; the company’s relative geographical profitability and its impact on the company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning the company’s combined operations with acquired companies; the company’s ability to meet the financial covenants and other requirements in its financing agreements; further repercussions from the terrorist attacks of Sept. 11, 2001, the threat of future attacks and the response of the U.S. to

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

Exhibit 99.1

those attacks; technological developments in the company’s products as compared with those of its competitors; changes in prevailing interest rates and the effective interest costs that the company bears; adverse changes in the regulatory climate and other legal obligations imposed upon the company; delays in meeting the deadline for the report of management and the independent auditor on the company’s internal controls over financial reporting and related certification; and the possibility of continuing delays in filing its periodic public reports. Flowserve undertakes no obligation to, but may choose to, publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

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Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com